EXHIBIT 99.1
press release

For further information contact:
John Hatsopoulos, American DG Energy
Telephone: 781.522.6020

American DG Energy Reports Fourth Quarter and FY 2010 Financial Performance

Energy Revenues increased 40% in the Fourth Quarter

WALTHAM, Mass. – February 15, 2011 – American DG Energy Inc. (NYSE Amex: ADGE), a leading On-Site Utility, offering clean electricity, heat, hot water and cooling solutions to hospitality, healthcare, housing and athletic facilities, reported energy revenues of $1,298,882 in the fourth quarter of 2010, compared to $929,269 in the fourth quarter of 2009, total revenues of $1,375,948 in the fourth quarter of 2010, compared to $1,288,286 in the fourth quarter of 2009 and total revenues of $5,634,765 for the full year in 2010, compared to $5,763,827 in 2009. GAAP diluted loss per share (EPS) was $(0.04) in 2010, compared to $(0.07) in 2009, and GAAP operating income was a loss of $(1,681,703) in 2010, compared to a loss of $(1,954,072) in 2009.

Major Highlights in the Fourth Quarter and FY 2010:

•
In the fourth quarter of 2010 energy revenue increased by 39.8% to $1,298,882 compared to $929,269 for the same period in 2009 and energy gross profit margin without depreciation increased to 33.4% primarily due to the additional energy systems and the increased hours of operation of our fleet.

•
For the year, energy revenue increased by 8.9% and energy gross profit margin without depreciation increased to 37.0% primarily due to the additional energy systems added to the fleet, the efficient operation of our energy systems, increased chilled water or cooling revenue, and the lower price of natural gas. The natural gas price, a key component in calculating our hot water revenue, was considerably lower in 2010 compared to 2009.

•
We added 14 new energy systems in 2010 bringing the total number of energy systems operating to 76 compared to 62 in 2009. The total value of our current On-Site Utility energy agreements is approximately $152 million.

•	Our current backlog consists of 9 energy systems.
•	We received $451,603 in rebates and incentives in 2010.
•	We finished the year with approximately $4.0 million in cash, cash equivalents and short-term investments.
•	In February we called the $5.3 million outstanding balance of our 8% senior convertible debentures, all of which was converted into shares of common stock.
•	We joined the Russell 3000® Index in June, which measures the performance of the largest 3,000 U.S. companies, representing approximately 98% of the investable U.S. equity market.
•	In June we reached an agreement to supply clean energy to Doral Arrowwood Hotel and Conference Center in Rye Brook, New York using a 375 kW combined heat and power system.
•	In December we expanded our fleet of combined heat and power and chiller systems to six at Stevens Institute of Technology, a premier technological university in Hoboken, New Jersey.
•	We raised $2.3 million from the sale of common stock of EuroSite Power Inc., a subsidiary whose business focus is to introduce the On-Site Utility solution to the United Kingdom and Europe.
•	In addition to the EuroSite Power Inc. offering, we raised $2.7 million for American DG Energy from accredited investors.
•	We shipped our first energy system to the United Kingdom in December.
•
We added Ms. Deanna M. Petersen, Vice President of Business Development for Shire Human Genetic Therapies and Mr. Frank Mlynarczyk, the chief executive officer of Scarsdale Equities LLC as new members to our Board of Directors.

-more-

American DG Energy Reports Fourth Quarter and FY 2010 Financial Performance, page 2 of 6

Recent Highlights:

•	In January 2011 we announced the operation of our energy system at the Doubletree Guest Suites Boston, a premier, all-suite hotel in Boston, Massachusetts.
•	We entered into an agreement with Nexant, Inc., to monetize the energy efficiency credits for our fleet of combined heat and power systems operating in Massachusetts.
•	We added Dr. Ahmed Ghoniem, the Ronald C. Crane Professor of Mechanical Engineering at the Massachusetts Institute of Technology as a new member to the EuroSite Power Inc. Board of Directors.

“Our energy revenues increased by 40% in the fourth quarter, far exceeding our expectations, despite substantially lower gas prices which reduce our hot water sales.” said John N. Hatsopoulos, Chief Executive Officer of American DG Energy.  “Our focus continues to be the revenue growth of our long-term energy agreements compared to the short-term opportunities of turnkey installations.”

American DG Energy will hold its earnings conference call today, February 15, 2011 at 10:00 a.m. Eastern Time.  To listen, call (800) 860-2442 within the U.S. or (412) 858-4600 outside the U.S.  Participants should reference American DG Energy to access the call.  Please begin dialing at least 10 minutes before the scheduled starting time.  The earnings press release will be available on the Company web site at www.americandg.com in the “Investors” section under "News Releases.”   The earnings call will be available for playback through Tuesday, February 22, 2011.  To listen to the playback, call (877) 344-7529 within the U.S. or (412) 317-0088 outside the U.S. and use Playback Code 448359.

The earnings conference call will be webcast live.  To register for and listen to the webcast, go to www.americandg.com/webcast.  Following the call, the webcast will be archived for 30 days.

About American DG Energy
American DG Energy supplies low-cost energy to its customers through distributed power generating systems.  The Company is committed to providing institutional, commercial and small industrial facilities with clean, reliable power, cooling, heat and hot water at lower costs than charged by local utilities – without any capital or start-up costs to the energy user – through its On-Site Utility energy solutions.  American DG Energy is headquartered in Waltham, Massachusetts.  More information can be found at www.americandg.com.

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FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company’s website and in Securities and Exchange Commission filings. This press release does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

American DG Energy Reports Fourth Quarter and FY 2010 Financial Performance, page 3 of 6

CONSOLIDATED STATEMENTS OF OPERATIONS
for the Three Months Ended December 31, 2010 and December 31, 2009

	Three Months Ended
	December 31,	December 31,
	2010	2009

Revenues
Energy revenues	$1,298,882	$929,269
Turnkey & other revenues	77,066	359,017
	1,375,948	1,288,286
Cost of sales
Fuel, maintenance and installation	975,850	1,014,944
Depreciation expense	226,674	213,821
	1,202,524	1,228,765
Gross profit	173,424	59,521

Operating expenses
General and administrative	424,484	475,104
Selling	106,518	169,535
Engineering	145,840	227,083
	676,842	871,722
Loss from operations	(503,418)	(812,201)

Other income (expense)
Interest and other income	11,438	6,460
Interest expense	(29,046)	(107,800)
Change in fair value of warrant liability	59,681	-
	42,073	(101,340)

Loss before income taxes	(461,345)	(913,541)
Provision for state income taxes	(4,020)	(1,800)
Consolidated net loss	(465,365)	(915,341)

Less: Income attributable to the noncontrolling interest	(60,569)	(44,725)
Net loss attributable to American DG Energy Inc.	(525,934)	(960,066)

Net loss per share - basic and diluted	$(0.01)	$(0.03)

Weighted average shares outstanding -
basic and diluted	44,994,322	37,145,871

Non-GAAP financial disclosure
Loss from operations	$(503,418)	$(812,201)
Depreciation expense	243,689	221,509
Stock based compensation	89,533	68,524
Adjusted EBITDA	(170,196)	(522,168)
Grants from rebates and incentives	29,500	133,209
Total cash inflows	$(140,696)	$(388,959)

American DG Energy Reports Fourth Quarter and FY 2010 Financial Performance, page 4 of 6

CONSOLIDATED STATEMENTS OF OPERATIONS
for the years ending December 31, 2010 and December 31, 2009

	2010	2009

Revenues
Energy revenues	$5,043,744	$4,632,988
Turnkey & other revenues	591,021	1,130,839
	5,634,765	5,763,827
Cost of sales
Fuel, maintenance and installation	3,625,404	3,888,438
Depreciation expense	867,923	788,885
	4,493,327	4,677,323
Gross profit	1,141,438	1,086,504

Operating expenses
General and administrative	1,487,040	1,546,743
Selling	602,597	850,975
Engineering	733,504	642,858
	2,823,141	3,040,576
Loss from operations	(1,681,703)	(1,954,072)

Other income (expense)
Interest and other income	51,385	71,185
Interest expense	(125,131)	(437,544)
Change in fair value of warrant liability	59,681	-
	(14,065)	(366,359)

Loss before income taxes	(1,695,768)	(2,320,431)
Provision for state income taxes	(14,730)	(7,450)
Consolidated net loss	(1,710,498)	(2,327,881)

Less: Income attributable to the noncontrolling interest	(197,505)	(202,684)
Net loss attributable to American DG Energy Inc.	(1,908,003)	(2,530,565)

Net loss per share - basic and diluted	$(0.04)	$(0.07)

Weighted average shares outstanding -
basic and diluted	43,525,374	35,554,303

Non-GAAP financial disclosure
Loss from operations	$(1,681,703)	$(1,954,072)
Depreciation expense	911,125	806,776
Stock based compensation	228,736	286,844
Adjusted EBITDA	(541,842)	(860,452)
Grants from rebates and incentives	451,603	214,653
Total cash inflows	$(90,239)	$(645,799)

American DG Energy Reports Fourth Quarter and FY 2010 Financial Performance, page 5 of 6

CONSOLIDATED BALANCE SHEETS
for the years ending December 31, 2010 and December 31, 2009

	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$3,921,054	$3,149,222
Restricted cash	65,790	-
Short-term investments	-	678,921
Accounts receivable, net	661,435	518,379
Unbilled revenue	117,846	146,940
Due from related party	52,432	370,400
Inventory	487,724	379,303
Prepaid and other current assets	86,089	104,119
Total current assets	5,392,370	5,347,284

Property, plant and equipment, net	14,362,444	9,502,346
Accounts receivable, long-term	17,034	-

TOTAL ASSETS	19,771,848	14,849,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	482,917	740,474
Accrued expenses and other current liabilities	370,774	453,536
Due to related party	2,560,720	17,531
Capital lease obligations	3,365	3,365
Total current liabilities	3,417,776	1,214,906

Long-term liabilities:
Convertible debentures	-	5,320,000
Warrant liability	676,603	-
Capital lease obligations, long-term	6,730	10,095
Total liabilities	4,101,109	6,545,001

Stockholders’ equity:
American DG Energy Inc. shareholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares
authorized; 45,598,029 and 37,676,817 issued and outstanding
at December 31, 2010 and December 31, 2009, respectively	45,598	37,677
Additional paid-in capital	28,905,660	19,725,793
Accumulated deficit	(14,147,113)	(12,239,110)
Total American DG Energy Inc. stockholders’ equity	14,804,145	7,524,360
Noncontrolling interest	866,594	780,269
Total stockholders’ equity	15,670,739	8,304,629

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,771,848	$14,849,630

American DG Energy Reports Fourth Quarter and FY 2010 Financial Performance, page 6 of 6

CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ending December 31, 2010 and December 31, 2009

	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,908,003)	$(2,530,565)
Income attributable to noncontrolling interest	197,505	202,684
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	911,125	806,776
Provision for losses on accounts receivable	57,576	299,994
Amortization of deferred financing costs	8,526	8,526
Change in fair value of warrant liability	(59,681)	-
Stock-based compensation	228,736	286,844
Changes in operating assets and liabilities
(Increase) decrease in:
Restricted cash	(65,790)	-
Accounts receivable and unbilled revenue	(188,572)	168,294
Due from related party	193,857	(308,183)
Inventory	(108,421)	(23,451)
Prepaid assets	9,504	50,476
Increase (decrease) in:
Accounts payable	(257,557)	469,622
Accrued expenses and other current liabilities	(24,274)	69,196
Due to related party	143,189	(149,029)
Net cash used in operating activities	(862,280)	(648,816)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,771,223)	(3,939,384)
Sale of short-term investments	678,921	82,693
Net cash used in investing activities	(5,092,302)	(3,856,691)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of warrants	736,284	372,815
Proceeds from exercise of warrants	350,000	35,000
Proceeds from sale of common stock, net of costs	1,286,855	5,878,079
Proceeds from sale of subsidiary common stock, net of costs	2,226,019	-
Proceeds from exercise of stock options	54,775	22,406
Proceeds from related party line of credit	2,400,000	-
Convertible debenture transaction costs	(21,556)	-
Principal payments on capital lease obligations	(3,365)	(3,365)
Distributions to noncontrolling interest	(302,598)	(333,704)
Net cash provided by financing activities	6,726,414	5,971,231

Net increase in cash and cash equivalents	771,832	1,465,724
Cash and cash equivalents, beginning of the year	3,149,222	1,683,498
Cash and cash equivalents, end of the year	$3,921,054	$3,149,222
Supplemental disclosures of cash flows information:
Cash paid during the year for:
Interest	$114,116	$448,645
Income taxes	$31,329	$35,460

Non-cash investing and financing activities:
Conversion of convertible debentures to common stock	$5,320,000	$555,000